United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2006
Internet Commerce Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or organization)	000-24996 (Commission File Number)	13-3645702 (I.R.S. Employer Identification No.)
6801 Governors Lake Parkway, Suite 110
Norcross, Georgia 30071
(Address of Principal Executive Offices)
(Zip Code)
(678) 533-8000
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On March 17, 2006, Internet Commerce Corporation (the “Company”) issued a press release announcing financial results for its fiscal second quarter ended January 31, 2006. A copy of this press release is attached as Exhibit 99.1 and incorporated herein by this reference.
     The press release includes, as additional information regarding the Company’s operating results, the Company’s adjusted earnings before interest, non-cash compensation, taxes, depreciation and amortization (“Adjusted EBITDA”). Such measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP net income and non-GAAP per share measures used by other companies. The Company believes that the presentation of Adjusted EBITDA provides useful information to investors regarding certain additional financial and business trends relating to the Company’s financial condition and results of operations. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is included in the press release.
     Pursuant to General Instruction B.2 of Form 8-K, the information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
                99.1           Press Release, dated March 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Internet Commerce Corporation
By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: March 17, 2006

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated March 17, 2006.

4